Exhibit 99.1

OMX Shareholders Accept Borse Dubai Offer; NASDAQ Close to Finalizing Combination With OMX

NASDAQ Combined With OMX Will Create World’s Largest Exchange Company

Closing of Transaction Expected On February 27

NEW YORK, Feb. 15, 2008 (PRIME NEWSWIRE) — The Nasdaq Stock Market, Inc. (Nasdaq:NDAQ) today released the following statement in connection with Borse Dubai Limited’s (“Borse Dubai”) successful tender offer for OMX AB (publ) (“OMX”) and the subsequent sale of OMX shares to NASDAQ, to form The NASDAQ OMX Group. The transaction is expected to close on February 27.

NASDAQ’s President and Chief Executive Officer Bob Greifeld commented, “This is the final milestone of the transaction. Borse Dubai’s successful tender for OMX shares paves the way for NASDAQ to create the world’s largest exchange company that will set the standard for global electronic trading and public company services, and provide the premier infrastructure for financial markets around the world.”

NASDAQ is the largest U.S. equities exchange. With over 3,100 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks as well as a leading liquidity pool for trading NYSE-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, projections about the expected closing date for the transactions with Borse Dubai, the future success of the combination with OMX, and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to, NASDAQ’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ’s filings with the U.S. Securities Exchange Commission, including its annual report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

NDAQG

CONTACT: NASDAQ

Media Contacts:

Bethany Sherman

    (212) 401-8714

Silvia Davi

    (646) 441-5014

Investor Contact:

Vincent Palmiere

    (212) 401-8742